Exhibit 10.2
ADDENDUM
TO
SECURITIES PURCHASE AGREEMENT

Addendum dated as of February 29, 2008 to Securities Purchase Agreement dated March 7, 2008 by and among George Foreman Enterprises, Inc., a Delaware corporation (the “Company”) and the Buyers set forth on the signature pages affixed to the Securities Purchase Agreement (individually a “Buyer” or collectively “Buyers”).  Capitalized terms used herein shall have the meaning given to them in the Securities Purchase Agreement.

1. Section 1(b) of the Securities Purchase Agreement is amended to read as follows:

“(b)                 Closing Dates.  The closings of the purchase and sale of the Convertible Notes (the “Closings”) shall take place at the offices of Gottbetter & Partners, LLP, 488 Madison Avenue, 12th Floor, New York, NY 10022 or such other place as is mutually agreed to by the Company and the Buyers on or before March 17, 2008 subject to notification of satisfaction of the conditions of the Closings set forth herein (or such later date as is mutually agreed to by the Company and the Buyers).”

2. Section 3(c) of the Securities Purchase Agreement is amended to read as follows:

“(c)                 Capitalization.  The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,959,509 shares of Preferred Stock.  Two series of Preferred Stock, the Series A Participating Preferred and the Series A Preferred Stock have been authorized.  As of the date hereof, the Company has 3,358,444 shares of Common Stock issued and outstanding, 2 shares of Series A Preferred Stock issued and outstanding, and no shares of Series A Participating Preferred Stock issued and outstanding.  All of such outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable.  Except as set forth in Schedule 3(c), (i) no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (iii) there are no outstanding debt securities (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act, (v) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Notes as described in this Agreement, and (vii) no co-sale right, right of first refusal or other similar right exists with respect to the Convertible Notes, Warrants, Warrant Shares and Conversion Shares or the issuance and sale thereof.  The Convertible Notes, Warrants, Warrant Shares and Conversion Shares when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the issuance of the Convertible Notes).  The issue and sale of the Convertible Notes, Warrants, Warrant Shares and Conversion Shares will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  The Company has made available to the Buyer true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.”

3. In the event of any conflict between the provision of this Addendum and the provisions of the Securities Purchase Agreement, the provisions of this Addendum shall control.  Otherwise, the provisions of the Subscription Agreement shall remain in full force and effect.

            COMPANY:

            GEORGE FOREMAN ENTERPRISES, INC.

            By:______________________________________
            Name:
            Title:

            BUYER:

            If an entity:

            Print Name of Entity:

            By:_____________________________________
            Name:
            Title:

            If an individual:

            Print Name:

            Signature: